UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 16, 2010

AMHN, INC.

(Exact name of registrant as specified in its charter)

Nevada	000-16731	87-0233535
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

100 North First Street, Suite 104, Burbank, California 91502

(Address of principal executive offices and Zip Code)

(424) 239-6781

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a -12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d -2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e -4(c))

ITEM 1.01	ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT.

Information called for by this item is contained in Item 2.03 below, which item is incorporated herein by reference.

ITEM 2.03	CREATION OF A DIRECT FINANCIAL OBLIGATION OR AN OBLIGATION UNDER AN OFF-BALANCE SHEET ARRANGEMENT OF A REGISTRANT.

As previously reported, AMHN, Inc. (“AMHN” or the “Company”) acquired 100% of the issued and outstanding shares of Spectrum Health Network, Inc., a Delaware corporation (“Spectrum”) on June 11, 2010 in exchange for the issuance of an aggregate of 500,000 shares of AMHN’s Common Stock and Spectrum became a wholly owned subsidiary of the Company.

Since the closing date of the Spectrum transaction, one of the Company’s majority shareholders, Seatac Digital Resources, Inc. (“Seatac”), advanced approximately $487,532 to the Company specifically to address payables (the “Advances”). To date, the Advances have not been repaid. In order for Seatac to secure a first position for repayment of the Advances, the Company issued a Secured Demand Promissory Note dated December 16, 2010 for repayment of the Advances and any future advances made by Seatac (the “Note”). The Note, together with accrued interest at the annual rate of four percent (4%), is due in one lump sum payment on demand (the “Maturity Date”). If the Company commits any Event of Default (as defined in the Note Purchase Agreement), the interest rate shall be increased to a rate of ten percent (10%) per annum, subject to the limitations of applicable law.

The Note Purchase Agreement contains a number of negative covenants with which the Company must comply so long as the Note remains outstanding. Such negative covenants include, but are not limited to, restrictions on the Company’s ability to (i) declare or pay any dividends or to purchase, redeem or otherwise acquire or retire any shares of the Company’s capital stock; (ii) create, incur or assume any lien or other encumbrance (with limited exceptions as set forth in the Note Purchase Agreement); (iii) create, incur or assume (directly or indirectly) any indebtedness (with limited exceptions as set forth in the Note Purchase Agreement); (iv) amend the Company’s Articles of Incorporation or Bylaws; and (vii) enter into any transactions with affiliates.

As security for the Company’s obligations under the Note Purchase Agreement and Note, the Company pledged all of the capital stock of Spectrum pursuant to the terms of a Stock Pledge and Escrow Agreement dated December 16. 2010. Repayment of the Note is guaranteed by Spectrum and is secured by a blanket lien encumbering the assets of Spectrum.

The foregoing description of the Note, the Stock Pledge and Escrow Agreement, and related agreements is qualified, in entirety, by reference to each agreement, copies of which are attached as exhibits to this Current Report on Form 8-K and are incorporated by reference in response to this Item 2.03.

Item 4.01	CHANGES IN REGISTRANT’S CERTIFYING ACCOUNTANT.

On December 17, 2010, the Company’s Board of Directors approved a change in its independent registered public accountants. Effective December 17, 2010, the Company terminated its relationship with KBL, LLP (“KBL”) and engaged Rosenberg Rich Baker Berman & Company (“Rosenberg”) to serve as the Company’s independent registered public accountants for its fiscal year ending December 31, 2010.

KBL’s reports on the consolidated financial statements of the Company and its subsidiaries for the year ended December 31, 2009 and subsequent interim periods did not contain any adverse opinion or disclaimer of opinion; however, the opinion for the fiscal years ended December 31, 2009 was qualified as to the Company’s ability to continue as a going concern.

As previously reported in the Company’s Form 8-K/A filed with the Securities and Exchange Commission (the “SEC”) on October 6, 2009 (the “2009 Form 8-K”), Ronald R. Chadwick, P.C. (“Chadwick”) served as the Company’s independent registered public accountants for the years ended December 2008, 2007 and 2006. Chadwick’s reports on the consolidated financial statements of the Company and its subsidiaries for the years ended December 31, 2008, 2007, and 2006 did not contain any adverse opinion or disclaimer of opinion; however, the opinion for the fiscal year ended December 31, 2008 was qualified as to the Company’s ability to continue as a going concern.

During the Company’s last two fiscal years and through the date of this Report, there were no disagreements between the Company and KBL or Chadwick on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedures, which disagreements, if not resolved to the satisfaction of KBL or Chadwick, would have caused it to make reference to the subject matter of the disagreements in connection with its report; and there were no reportable events as defined in Item 304(a)(1)(v) of Regulation S-K.

The Company provided KBL a copy of the above disclosures in response to Item 304(a) of Regulation S-K in conjunction with the filing of this Report and requested that KBL provide the Company with a letter addressed to the Securities and Exchange Commission stating whether it agrees with the statements made by the Company in response to Item 304(a) of Regulation S-K. A copy of such letter, dated December 17, 2010, is filed as Exhibit 16.1 to this Report.

The Company previously provided Chadwick the disclosures contained in the 2009 Form 8-K and Chadwick provided a letter to the SEC which was filed as an exhibit thereto and is incorporated herein by reference.

During the Company’s two most recent fiscal years and through the date of this Report, the Company did not consult Rosenberg with respect to the application of accounting principles to a specified transaction, either completed or proposed, or the type of audit opinion that might be rendered on our consolidated financial statements, or any other matters or reportable events as set forth in Items 304(a)(2) of Regulation S-K.

Item 5.01	CHANGES IN CONTROL OF REGISTRANT.

On December 17, 2010, each of Saddle Ranch Productions, Inc., a Florida corporation (“Saddle Ranch”), Seatac Digital Resources, Inc., a Delaware corporation (“Seatac”), and Donald R. Mastropietro, an individual resident of the state of Florida (“Mastropietro”) sold shares of the Company’s stock owned by them to Jo Cee, LLC, a Florida limited liability company (the “Transaction”). Saddle Ranch and Seatac each sold 4,108,107 Shares for $87,495 each and Mastropietro sold 684,684 Shares for $10, for an aggregate of $175,000 (the “Purchase Price”).

Prior to the Transaction, Saddle Ranch, Seatac and Mastropietro collectively owned 8,900,898 Shares or approximately 53.7% of the Company’s 16,575,209 outstanding shares of Common Stock. On an individual basis, each of Saddle Ranch and Seatac owned 24.78% and Mastropietro owned 4.13% of the Company’s outstanding shares. Taking into effect the Transaction, Saddle Ranch, Seatac and Mastropietro own zero shares.

Prior to the Transaction, Jo Cee owned no shares of the Company. Taking into effect the Transaction, Jo Cee owns 8,900,898 or approximately 53.7% of the Company’s 16,575,209 outstanding shares of Common Stock.

Other than the transactions outlined hereinabove, there are no arrangements or understandings among or between Saddle Ranch, Seatac, Mastropietro and Jo Cee with respect to the election of directors or other matters of the Company. Other than the transactions outlined herein, the Company is unaware of any arrangements, including any pledge of the Company’s securities by any person, the operation of which at a subsequent date will result in a change of control. Please also refer to Item 8.01 below.

Security Ownership of Certain Beneficial Owners and Management

The following alphabetical table sets forth the ownership of our Common Stock, after giving effect to the closing of the Transaction outlined in this Item 5.01, by each person known by us to be the beneficial owner of more than 5% of our outstanding Common Stock, each of our directors and executive officers, and all of our directors and executive officers as a group. The information presented below regarding beneficial ownership of our voting securities has been presented in accordance with the rules of the Securities and Exchange Commission (the “Commission”) and is not necessarily indicative of ownership for any other purpose. This table is based upon information derived from our stock records. Unless otherwise indicated in the footnotes to this table and subject to community property laws where applicable, we believe that each of the shareholders named in this table has sole or shared voting and investment power with respect to the shares indicated as beneficially owned. Except as set forth below, applicable percentages are based upon 16,575,209 shares of Common Stock outstanding as of December 16, 2010.

Name and Address of Beneficial Owner	Title of Class	Number of Shares Beneficially Owned(1)		Percent of Class
Robert Cambridge President, Secretary, Sole Director 100 North First St., Suite 104 Burbank, CA 91502	Common	0		*

Sky Kelley 44 Musano Ct West Orange NJ 07052	Common	3,423,422		21.02%

Susan L. Coyne, Sole Member Jo Cee, LLC 3547 53rd Avenue W., #131 Bradenton, FL 34210	Common	8,900,898	(2)	53.7%

All directors and executive officers as a group (1 person):	Common	0		*

(1)

Beneficial ownership is determined in accordance with the rules of the Commission and generally includes voting or investment power with respect to securities. The indication herein that shares are beneficially owned is not an admission on the part of the listed stockholder that said listed stockholder is or will be a direct or indirect beneficial owner of those shares.

*	Less than one percent.

Item 8.01	OTHER EVENTS.

The Company is currently involved in negotiations regarding a potential acquisition. Terms have not been fully agreed upon and there is no guarantee that the Company will be able to negotiate terms and reach a definitive agreement deemed favorable to the Company and its shareholders. The prior and current shareholders outlined in the Transaction in Item 5.01 above (Saddle Ranch, Seatac, Mastropietro, and Jo Cee) are aware of the potential acquisition; however, are not involved in the ongoing negotiations and are not shareholders, officers or directors of the entity the Company is seeking to acquire.

Item 9.01	FINANCIAL STATEMENTS AND EXHIBITS.

(a)	Financial Statements:

None.

(b)	Pro Forma Financial Information:

None.

(c)	Shell Company Transactions:

None.

(d)	Exhibits:

Exh. No.	Date	Document

10.01	December 16, 2010	Note Purchase Agreement*

10.02	December 16, 2010	Secured Promissory Note to Seatac Digital Resources*

10.03	December 16, 2010	Stock Pledge and Escrow Agreement by and between the Company and Seatac Digital Resources, Inc.*

10.04	December 16, 2010	Security Agreement by and between the Company and Seatac Digital Resources, Inc.*

10.05	December 16, 2010	Guarantor Security Agreement by and between Spectrum Health Network, Inc. and Seatac Digital Resources, Inc. *

10.06	December 16, 2010	Guaranty Agreement by and between Spectrum Health Network, Inc. and Seatac Digital Resources, Inc.*

10.07	December 16, 2010	Assignment of IP Security Interest*

16.1	December 17, 2010	Letter to the SEC from KBL, LLP*

16.2	October 6, 2009	Letter to the SEC from Ronald R. Chadwick, P.C. (1)

*	Filed herewith.
(1)	Filed as an exhibit to the Company’s Form 8-K/A filed with the SEC on October 6, 2009.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: December 22, 2010	AMHN, INC.

	By:	/s/ Robert Cambridge
Robert Cambridge
Chief Executive Officer